Exhibit 10.1

Exhibit 10.1

OMB Approval 2700-0042

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350) ▶	RATING N/A	PAGE 1 OF PAGES 40
2. CONTRACT (Proc. Inst. Ident.) NO. HHSN272201300030C	3. EFFECTIVE DATE September 30, 2013	4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 3152976	
5. ISSUED BY CODE: National Institutes of Health, Office of Acquisitions (OA), NIAID, NIH, DHHS, Room 3214, MSC 7612, 6700-B Rockledge Drive, Bethesda, Maryland 20892-7612	6. ADMINISTERED BY (If other than Item 5) CODE: AIT-RCB		
7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code): Soligenix, Inc., 29 Emmons Dr., Suite C-10, Princeton, NJ 08540	8. DELIVERY: ☐ FOB ORIGIN ☒ OTHER (See below) FOB Destination	9. DISCOUNT FOR PROMPT PAYMENT: N/A	
CODE	FACILITY CODE	10. SUBMIT INVOICES ADDRESS SHOWN IN:	ITEM Art. G.3.
11. SHIP TO/MARK FOR CODE N/A: Article F.2.	12. PAYMENT WILL BE MADE BY CODE N/A: See Article G.3.		
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: N/A ☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	14. ACCOUNTING AND APPROPRIATION DATA: SOC 25.55 VIN #1187391		

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. UNIT PRICE	15D. AMOUNT	15E. UNIT PRICE	15F. AMOUNT
	Title: Development of Medical Countermeasures to Mitigate or Treat the Gastrointestinal Acute Radiation Syndrome after a Nuclear or Radiation Incident Period: September 30, 2013 through September 29, 2014 Contract Type: Cost Plus Fixed Fee Amount Allotted: [*****]	Base	(Also, See Article B.2.)	CAN# 13-8470039 CAN# 13-8470091 TOTAL	[*****] [*****] [*****]
	15G. TOTAL AMOUNT OF CONTRACT (with Options) ▶				$6,465,938

16. TABLE OF CONTENTS

(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	33
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	4			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.	
☒	C	DESCRIPTION/SPECS./WORK STATEMENT	8	☒	J	LIST OF ATTACHMENTS	39
☒	D	PACKAGING AND MARKING	11			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
☒	E	INSPECTION AND ACCEPTANCE	12	☒	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	40
☒	F	DELIVERIES OR PERFORMANCE	13				
☒	G	CONTRACT ADMINISTRATION DATA	14	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
☒	H	SPECIAL CONTRACT REQUIREMENTS	18	☐	M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return 1 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. ☐ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number ________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)		20A. NAME OF CONTRACTING OFFICER	
Christopher J. Schaber, President and CEO		[*****] [*****]	
19B. NAME OF CONTRACTOR	19C. DATE SIGNED	20B. UNITED STATES OF AMERICA	20C. DATE SIGNED
Soligenix, Inc. By: /s/ Christopher J. Schaber, President and CEO (Signature of person authorized to sign)	September 24, 2013	BY ________ (Signature of Contracting Officer)	

NSN 7540-01-152-8069
PREVIOUS EDITION UNUSABLE

26-107
Computer Generated

STANDARD FORM 26 (REV. 4-85)
Prescribed by GSA

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Contract Number : HHSN272201300030C

CONTRACT TABLE OF CONTENTS

PART I - THE SCHEDULE	4
SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS	4
ARTICLE B.1. BRIEF DESCRIPTION OF SERVICES	4
ARTICLE B.2. ESTIMATED COST - OPTION	4
ARTICLE B.3. ADVANCE UNDERSTANDINGS	4
ARTICLE B.4. PROVISIONS APPLICABLE TO DIRECT COSTS	6

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT	8
ARTICLE C.1. STATEMENT OF WORK	8
ARTICLE C.2. REPORTING REQUIREMENTS	8
ARTICLE C.3. INVENTION REPORTING REQUIREMENT	9

SECTION D - PACKAGING, MARKING AND SHIPPING	11

SECTION E - INSPECTION AND ACCEPTANCE	12

SECTION F - DELIVERIES OR PERFORMANCE	13
ARTICLE F.1. PERIOD OF PERFORMANCE	13
ARTICLE F.2. DELIVERIES.	13
ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)	13

SECTION G - CONTRACT ADMINISTRATION DATA	14
ARTICLE G.1. CONTRACTING OFFICER'S REPRESENTATIVE (COR)	14
ARTICLE G.2. KEY PERSONNEL, HHSAR 352.242-70 (January 2006)	14
ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT	14
ARTICLE G.4. PROVIDING ACCELERATED PAYMENT TO SMALL BUSINESS SUBCONTRACTORS	16
ARTICLE G.5. INDIRECT COST RATES	16
ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE	17

SECTION H - SPECIAL CONTRACT REQUIREMENTS	18
ARTICLE H.1. HUMAN SUBJECTS	18
ARTICLE H.2. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH	18
ARTICLE H.3. NEEDLE DISTRIBUTION	18
ARTICLE H.4. ACKNOWLEDGEMENT OF FEDERAL FUNDING	18
ARTICLE H.5. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH	18
ARTICLE H.6. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION	18
ARTICLE H.7. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270-5(b) (October 2009)	19
ARTICLE H.8. ANIMAL WELFARE	19
ARTICLE H.9. INTRODUCTION OF RODENTS AND RODENT PRODUCTS	19
ARTICLE H.10. PROTECTION OF PERSONNEL WHO WORK WITH NONHUMAN PRIMATES	20

Contract Number : HHSN272201300030C

ARTICLE H.11. OPTION PROVISION	20
ARTICLE H.12. INFORMATION AND PHYSICAL ACCESS SECURITY	20
ARTICLE H.13. ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY, HHSAR 352.239-73(b) (January 2010)	27
ARTICLE H.14. CONFIDENTIALITY OF INFORMATION	27
ARTICLE H.15. INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OFINTEREST	28
ARTICLE H.16. PUBLICATION AND PUBLICITY	30
ARTICLE H.17. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE	30
ARTICLE H.18. YEAR 2000 COMPLIANCE	30
ARTICLE H.19. SHARING RESEARCH DATA	31
ARTICLE H.20. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (P.L. 101-391)	31
ARTICLE H.21. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES	31
ARTICLE H.22. USE OF FUNDS FOR CONFERENCES, MEETINGS AND FOOD	31

PART II - CONTRACT CLAUSES	33
SECTION I - CONTRACT CLAUSES	33

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS	39
SECTION J - LIST OF ATTACHMENTS	39
1. Statement of Work	39
3. Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4	39
4. Disclosure of Lobbying Activities, SF-LLL	39
5. Commitment To Protect Non-Public Information	39
6. Roster of Employees Requiring Suitability Investigations	39
7. Employee Separation Checklist	39

PART IV - REPRESENTATIONS AND INSTRUCTIONS	40
SECTION K - REPRESENTATIONS AND CERTIFICATIONS	40
1. Annual Representations and Certifications	40
2. Annual Representations and Certifications, FAR Clause 52.204-8	40
3. Animal Welfare Assurance Number	40

Contract Number : HHSN272201300030C

PART I - THE SCHEDULE

SECTION B - SERVICES AND COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SERVICES

NIAID's Division of Allergy, Immunology, and Transplantation funds applied and translational research and development of radiation/nuclear medical countermeasures (MCMs) to mitigate and/or treat radiation gastrointestinal tissue damaged when administered at least 24 hours after radiation exposure. OrbeShield will be evaluated as a MCM for Gastrointestinal-Acute Radiation Syndrome (GI-ARS).

ARTICLE B.2. ESTIMATED COST – OPTION

a.	The estimated cost of the Base Period of this contract is [*****] .

b.
The fixed fee for the Base Period of this contract is [*****] . The fixed fee shall be paid in direct ratio to the level of effort expended; that is, the percent of fee paid shall be equal to the percent of total effort expended. Payment shall be subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract.

c.	The total estimated amount of the contract, represented by the sum of the estimated cost plus the fixed fee for the Base Period is [*****] .

d.
If the Government exercises its option pursuant to the OPTION PROVISION Article in SECTION H of this contract, the Government's total estimated contract amount represented by the sum of the estimated cost plus the fixed fee will be increased as follows:

ARTICLE B.3. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.	Indirect Costs

1.
In no event shall the final amount reimbursable for G&A costs exceed a ceiling of indirect costs, and for Fringe costs exceed a ceiling of [*****] of [*****] of salary costs. These rates shall be fixed for the life of the contract.

2.	The Government is not obligated to pay any additional amount should the final indirect cost rates exceed these negotiated ceiling rates.

3.	The Contractor shall complete all work in accordance with the Statement of Work, terms and conditions of this contract.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Contract Number : HHSN272201300030C

  b.  Subcontract

To negotiate a [*****]                                                      type subcontract with [*****]                                                               for non-human primate studies for an amount not to exceed $(as negotiated) for the period 9/30/2013 through 9/29/2014. Award of the subcontract shall not proceed without the prior written consent of the Contracting Officer upon review of the supporting documentation required by FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, a copy of the signed, executed subcontract shall be provided to the Contracting Officer.

  c.  Consultants Consultant fees to be paid to the following individuals:

  d.  Invoices - Cost and Personnel Reporting, and Variances from the Negotiated Budget

1.  The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

a.	Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.

b.	Fringe Benefits - Cite rate and amount

c.	Overhead - Cite rate and amount

d.	Materials & Supplies - Include detailed breakdown when total amount is over $1,000.

e.	Travel - Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate.

List separately, domestic travel, general scientific meeting travel, and foreign travel.

f.	Consultant Fees - Identify individuals and amounts.

g.	Subcontracts - Attach subcontractor invoice(s).

h.	Equipment - Cite authorization and amount.

i.	G&A - Cite rate and amount.

j.	Total Cost

k.	Fixed Fee

l.	Total CPFF

Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

2. The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance. Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Contract Number : HHSN272201300030C

  e.   Confidential Treatment of Sensitive Information

The Contractor shall guarantee strict confidentiality of the information/data that it is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

  f.   Special Copyright Provisions

In accordance with FAR Clause 52.227-14, Rights in Data General, the Contractor shall seek written permission from the Contracting Officer before establishing a copyright for any software and associated data generated under this contract. Additionally, the Government shall be provided a paid-up, world-wide, irrevocable, nonexclusive license to all rights under any copyright obtained.

  g.  Contract Number Designation

On all correspondence submitted under this contract, the Contractor agrees to clearly identify the contract number that appear on the face page of the contract as follows:

Contract No. HHSN272201300030C

  h.  Advance Copies of Press Releases

The contractor agrees to accurately and factually represent the work conducted under this contract in all press releases. In accordance with NIH Manual Chapter 1754, misrepresenting contract results or releasing information that is injurious to the integrity of NIH may be construed as improper conduct. The complete text of NIH Manual Chapter 1754 can be found at: http://www1.od.nih.gov/oma/manualchapters/management/1754/

Press releases shall be considered to include the public release of information to any medium, excluding peer- reviewed scientific publications. The contractor shall ensure that the Contracting Officer's Representative (COR) has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

ARTICLE B.4. PROVISIONS APPLICABLE TO DIRECT COSTS

  a.   Items Unallowable Unless Otherwise Provided

Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

1.    Conferences and Meetings

2.    Food for Meals, Light Refreshments, and Beverages

3.    Acquisition, by purchase or lease, of any interest in real property;

4.    Special rearrangement or alteration of facilities;

Contract Number : HHSN272201300030C

5.
Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

6.	Travel to attend general scientific meetings;

7.	Foreign travel;

8.	Consultant costs;

9.	Subcontracts;

10.	Patient care costs;

11.
Accountable Government Property (defined as non-expendable personal property with an acquisition cost of $1,000 or more and "sensitive items" (defined as items of personal property (supplies and equipment that are highly desirable and easily converted to person use), regardless of acquisition value.

  b.  Travel Costs

1.	Domestic Travel

Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed the negotiated amount without the prior written approval of the Contracting Officer.

2.
The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.2 - Contracts with Commercial Organizations, Subsection 31.205-46, Travel Costs.

Contract Number : HHSN272201300030C

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the
Government as needed to perform the Statement of Work, dated 7/5/2013, set forth in SECTION J-List of Attachments, attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

All reports required herein shall be submitted in electronic format. All electronic reports submitted shall be compliant with Section 508 of the Rehabilitation Act of 1973. Additional information about testing documents for Section 508 compliance, including guidance and specific checklists, by application, can be found at: http://www.hhs.gov/web/508/ index.html under "Making Files Accessible."

  a.  Technical Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated in Attachment 2 and in accordance with the DELIVERIES Article in SECTION F of this contract:

Note: Beginning May 25, 2008, the Contractor shall include, in any technical progress report submitted, the applicable PubMed Central (PMC) or NIH Manuscript Submission reference number when citing publications that arise from its NIH funded research.

1. Quarterly Progress Report

2. Annual Progress Report

3. Final Report

4. Summary of Salient Results

The Contractor shall submit, with the Final Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

5.  Additional Reports and Deliverables

The Contractor shall submit the required reports as listed in Attachment 2, Reporting Requirements and Deliverables

  b.  Other Reports/Deliverables

1.  Reporting of Financial Conflict of Interest (FCOI)

All reports and documentation required by 45 CFR Part 94, Responsible Prospective Contractors including, but not limited to, the New FCOI Report, Annual FCOI Report, Revised FCOI Report, and the Mitigation Report, shall be submitted to the Contracting Officer in Electronic format. Thereafter, reports shall be due in accordance with the regulatory compliance requirements in 45 CFR Part 94.

45 CFR Part 94 is available at: http://www.ecfr.gov/cgi-bin/text-idx? c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51&i  dno=45. See Part 94.5, Management and reporting of financial conflicts of interest for complete information on reporting requirements.

Contract Number : HHSN272201300030C

(Reference subparagraph g. of the INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST Article in SECTION H of this contract.)

2. Source Code and Object Code

Unless otherwise specified herein, the Contractor shall deliver to the Government, upon the expiration date of the contract, all source code and object code developed, modified, and/or enhanced under this contract.

3.  Information Security and Physical Access Reporting Requirements

The Contractor shall submit the following reports as required by the INFORMATION AND PHYSICAL ACCESS SECURITY Article in SECTION H of this contract.

4.  Section 508 Annual Report

The contractor shall submit an annual Section 508 report in accordance with the schedule set forth in the ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY Article in SECTION H of this contract. The Section 508 Report Template and Instructions for completing the report are available at: http://www.hhs.gov/web/508/contracting/technology/vendors.html under "Vendor Information and Documents."

5.  Multiple Principal Investigators Leadership Plan

The Contractor shall submit a Leadership Plan in the event of a change in any of the Principal Investigators named in the Key Personnel Article in SECTION G of this contract. The revised plan is subject to review and approval by the Contracting Officer.

  c.  Reports shall be sent to the following addresses as specified:

Deliver to	No. of Copies
Contracting Officer's Representative (COR)	One (1) Electronic Copy and One (1) Paper copy
Contracting Officer	One (1) Electronic Copy

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, shall be directed to the Division of Extramural Inventions and Technology Resources (DEITR), OPERA, OER, NIH, 6705 Rockledge Drive, Suite 310, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

The first annual utilization report shall be due on or before October 31, 2014. Thereafter, reports shall be due on or before the 30 Calendar day following the reporting period. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted on the expiration date of the contract. All reports shall be sent to the following address:

    Contracting Officer
    National Institutes of Health
    National Institute of Allergy and Infectious Diseases
    Office of Acquisitions
    6700B Rockledge Drive
    MSC 7612, Room 3214
    Bethesda, Maryland 20892- 7612

Contract Number : HHSN272201300030C

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed "Interagency Edison," an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web ( http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

Contract Number : HHSN272201300030C

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

Contract Number : HHSN272201300030C

SECTION E - INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.	For the purpose of this SECTION, the Contracting Officer's Representative (COR) is the authorized representative of the Contracting Officer.

c.	Inspection and acceptance will be performed at:
National Institutes of Health
National Institute of Allergy and Infectious Diseases Division of Allergy, Immunology, and Transplantation 6610 Rockledge Drive
Bethesda, MD 20892

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.	This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause 52.246-9, Inspection of Research and Development (Short Form) (April 1984).

Contract Number : HHSN272201300030C

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

a.	The period of performance of this contract shall be from 9/30/2013 through 9/29/2014.

b.	If the Government exercises its options pursuant to the OPTION PROVISION Article in Section H of this contract, the period of performance will be increased as listed below:

Option	Option Period
One	9/30/2014 - 9/29/2015
Two	9/30/2015 - 9/29/2016

ARTICLE F.2. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in the Statement of Work Article in SECTION C of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the items described in Attachment 2 and accordance with the stated delivery schedule:

a.
The items described in the REPORTING REQUIREMENTS Article in SECTION C of this contract will be required to be delivered F.o.b. Destination as set forth in FAR 52.247-35, F.o.b. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the dates specified in the delivery schedule and any specifications stated in SECTION D, PACKAGING, MARKING AND SHIPPING, of this contract.

b.	The above items shall be addressed and delivered to:

       [*****]
Contracting Officer's Respresntative (COR)
DAIT, NIAID, NIH
6610 Rockledge Dr., [*****]
Bethesda, Maryland 20892 (for express mail:  [*****] )

Contracting Officer
OA/DEA/NIAID/NIH
6700B Rockledge Drive
Room 3214, MSC 7612
Bethesda, MD 20892

ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

    52.242-15, Stop Work Order (August 1989)

    Alternate I (April 1984) is applicable to this contract.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Contract Number : HHSN272201300030C

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. CONTRACTING OFFICER'S REPRESENTATIVE (COR)

The following Contracting Officer's Representative (COR) will represent the Government for the purpose of this contract:

    [*****]
    Contracting Officer's Representative (COR)
    DAIT, NIAID, NIH
    6610 Rockledge Dr., Room[*****]
    Bethesda, MD 20892 (for express mail:     [*****])
    Phone: [*****]
    Fax: [*****]
    E-Mail: [*****]

The COR is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract; or (6) sign written licensing agreements. Any signed agreement shall be incorporated by reference in Section K of the contract

The Government may unilaterally change its COR designation.

ARTICLE G.2. KEY PERSONNEL, HHSAR 352.242-70 (January 2006)

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

(End of Clause)

The following individuals are considered to be essential to the work being performed hereunder:

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Contract Number : HHSN272201300030C

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a.
Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The Contractor shall follow the attached instructions and submission procedures specified below to meet the requirements of a "proper invoice" pursuant to FAR Subpart 32.9, Prompt Payment.

1.
Payment requests shall be submitted to the offices identified below. Do not submit supporting documentation (e.g., receipts, time sheets, vendor invoices, etc.) with your payment request unless specified elsewhere in the contract or requested by the Contracting Officer.

		a)	The original invoice shall be submitted to the following designated billing office:

National Institutes of Health
Office of Financial Management Commercial Accounts 2115 East Jefferson Street, Room 4B-432, MSC 8500 Bethesda, MD 20892-8500

		b)	One paper copy of the invoice shall be submitted to the following approving official:

Contracting Officer
Office of Acquisitions
National Institute of Allergy and Infectious Diseases, NIH
6700B Rockledge Drive, Room 3214
Bethesda, MD 20892 MSC 7612

E-Mail: NIAIDOAinvoices@niaid.nih.gov

The Contractor shall also submit an electronic copy of the payment request to the approving official. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor's name, contract number, and unique invoice number.

Note: The original payment request must still be submitted in hard copy and mailed to the designated billing office to meet the requirements of a "proper invoice."

	2.	In addition to the requirements specified in FAR 32.905 for a proper invoice, the Contractor shall include the following information on the face page of all payment requests:

		a)	Name of the Office of Acquisitions. The Office of Acquisitions for this contract is National Institute of Allergy and Infectious Diseases.

		b)	Central Point of Distribution. For the purpose of this contract, the Central Point of Distribution is

NIAIDOAinvoices@niaid.nih.gov

c )
Federal Taxpayer Identification Number (TIN). If the Contractor does not have a valid TIN, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor's name on the face page of the contract.

Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.

If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

d)
DUNS or DUNS+4 Number. The DUNS number must identify the Contractor's name and exactly as stated in the contract and as registered in the Central Contractor Registration (CCR) database. If the Contractor does not have a valid DUNS number, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor's name on the face page of the contract.

Contract Number : HHSN272201300030C

Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.

If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

e)	Invoice Matching Option. This contract requires a two-way match.

f)	Unique Invoice Number. Each payment request must be identified by a unique invoice number, which can only be used one time regardless of the number of contracts or orders held by an organization.

g)	The Contract Title is: Development of Medical Countermeasures to Mitigate or Treat the Gastrointestinal Acute Radiation Syndrome after a Nuclear or Radiation Incident

h)	Contract Line Items as follows:

b.	Inquiries regarding payment of invoices shall be directed to the designated billing office, (301) 496-6452.

c.
The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to HHSAR Clause 352.231-70, Salary Rate Limitation in SECTION I of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

    "I hereby certify that the salaries charged in this invoice are in compliance with HHSAR Clause 352.231-70, Salary Rate Limitation in SECTION I of the above referenced contract."

ARTICLE G.4. PROVIDING ACCELERATED PAYMENT TO SMALL BUSINESS SUBCONTRACTORS

a.
The Government encourages the contractor to pay small business subcontractors along an accelerated timetable to the maximum extent practicable. The Government recommends payment to small business subcontractors within 15 days of receipt of proper documentation.

b.	Include the substance of this article, including this paragraph (b), in all subcontracts with small business concerns.

c.	This policy does not modify the application or operation of the Prompt Payment Act.

Contract Number : HHSN272201300030C

ARTICLE G.5. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in PART II, SECTION I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

    Director, Division of Financial Advisory Services
    Office of Acquisition Management and Policy
    National Institutes of Health
    6011 Executive Blvd., Room 549C, MSC-7663
    Bethesda, MD 20892-7663

ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

  a.  Contractor Performance Evaluations

Interim and Final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The Final performance evaluation will be prepared at the time of completion of work. In addition to the Final evaluation, Interim evaluation(s) will be prepared at least once during the contract period of performance.

Interim and Final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

  b.  Electronic Access to Contractor Performance Evaluations

Contractors may access evaluations through a secure Web site for review and comment at the following address:

http://www.cpars.gov

Contract Number : HHSN272201300030C

SECTION H - SPECIAL CONTRACT REQUIREMENTS ARTICLE H.1. HUMAN SUBJECTS

It is hereby understood and agreed that research involving human subjects shall not be conducted under this contract, and that no material developed, modified, or delivered by or to the Government under this contract, or any subsequent modification of such material, will be used by the Contractor or made available by the Contractor for use by anyone other than the Government, for experimental or therapeutic use involving humans without the prior written approval of the Contracting Officer.

ARTICLE H.2. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH

NIH-funded investigators shall submit to the NIH National Library of Medicine's (NLM) PubMed Central (PMC) an electronic version of the author's final manuscript, upon acceptance for publication, resulting from research supported in whole or in part with direct costs from NIH. NIH defines the author's final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and NIH. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

Additional information is available at http://grants.nih.gov/grants/guide/notice-files/NOT-OD-08-033.html.

ARTICLE H.3. NEEDLE DISTRIBUTION

The Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

ARTICLE H.4. ACKNOWLEDGEMENT OF FEDERAL FUNDING

The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

ARTICLE H.5. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

The Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

ARTICLE H.6. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

Contract Number : HHSN272201300030C

ARTICLE H.7. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270-5(b) (October 2009)

a.
Before undertaking performance of any contract involving animal-related activities where the species is regulated by USDA, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR sections 2.25 through 2.28. The Contractor shall furnish evidence of the registration to the Contracting Officer.

b.
The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.1-2.11, or from a source that is exempt from licensing under those sections.

c.
The Contractor agrees that the care, use and intended use of any live vertebrate animals in the performance of this contract shall conform with the Public Health Service (PHS) Policy on Humane Care of Use of Laboratory Animals (PHS Policy), the current Animal Welfare Assurance (Assurance), the Guide for the Care and Use of Laboratory Animals (National Academy Press, Washington, DC) and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-4). In case of conflict between standards, the more stringent standard shall govern.

d.
If at any time during performance of this contract, the Contracting Officer determines, in onsultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the Contractor is not in compliance with any of the requirements and standards stated in paragraphs (a) through (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor's name may be removed from the list of those contractors with approved Assurances.

Note: The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737 (E-mail: ace@aphis.usda.gov; Web site: ( http://www.aphis.usda.gov/ animal welfare).

(End of Clause)

ARTICLE H.8. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals (PHS Policy). The PHS Policy can be accessed at: http:// grants1.nih.gov/grants/olaw/references/phspol.htm

In addition, the research involving live vertebrate animals shall be conducted in accordance with the description set forth in the Vertebrate Animal Section (VAS) of the contractor's technical proposal, as modified in the Final Proposal Revision (FPR), which is incorporated by reference.

ARTICLE H.9. INTRODUCTION OF RODENTS AND RODENT PRODUCTS

No rodent or rodent product shall be delivered into the NIH, NIAID environment (NIH) directly, or through collaborative research or holding facilities under contract to NIAID except by permit. Direct shipments to NIH from a Division of Veterinary Resources (DVR), Office of Research Services (ORS) approved source will be considered exempt. Non- exempt sources must be approved by permit issued through the DVR, ORS. The permit must be obtained by the Contractor prior to the shipment to NIH of the rodents and/or rodent products. The Contractor must be sure that this permit exists and is current before transferring rodents or rodent products into the NIH, NIAID environment. Refusal or negligence to do so will be considered a material breach of contract and may be treated as any other such material breach. Applications for permits should be submitted by facsimile not less than 30 days prior (60 days in situations where quarantine is likely) to shipping date to: NIH Division of Veterinary Resources (DVR), Office of Research Services (ORS), Building 14G, Service Rd. South, Room 102, BETHESDA MD 20892-5210, (301)496-2527, FAX: (301) 402-0352.

Contract Number : HHSN272201300030C

ARTICLE H.10. PROTECTION OF PERSONNEL WHO WORK WITH NONHUMAN PRIMATES

All Contractor personnel who work with nonhuman primates or enter rooms or areas containing nonhuman primates shall comply with the procedures set forth in NIH Policy Manual 3044-2, entitled, "Protection of NIH Personnel Who Work with Nonhuman Primates," located at the following URL:

http://oma.od.nih.gov/manualchapters/intramural/3044-2/

ARTICLE H.11. OPTION PROVISION

Unless the Government exercises its option pursuant to the Option Clause set forth in ARTICLE I.3., the contract will consist only of the Base Period of the Statement of Work as defined in Sections C and F of the contract. Pursuant to FAR Clause 52.217-7, Option for Increased Quantity-Separately Priced Line Item and FAR Clause 52.217-9, Option to Extend the Term of the Contract set forth in ARTICLE I.3. of this contract, the Government may, by unilateral contract modification, require the Contractor to perform additional options set forth in the Statement of Work and also defined in Sections C and F of the contract. If the Government exercises this option, notice must be given at least 60 days prior to the expiration date of this contract, and the estimated cost plus fixed fee of the contract will be increased as set forth in the ESTIMATED COST PLUS FIXED FEE.

ARTICLE H.12. INFORMATION AND PHYSICAL ACCESS SECURITY

A. HHS-Controlled Facilities and Information Systems Security

a.
To perform the work specified herein, Contractor personnel are expected to have routine (1) physical access to an HHS-controlled facility; (2) physical access to an HHS-controlled information system; (3) access to sensitive HHS data or information, whether in an HHS-controlled information system or in hard copy; or (4) any combination of circumstances (1) through (3).

b.
To gain routine physical access to an HHS-controlled information system, and/or access to sensitive data or information, the Contractor and its employees shall comply with Homeland Security Presidential Directive (HSPD)-12, Policy for a Common Identification Standard for Federal Employees and Contractors; Office of Management and Budget Memorandum (M-0524); and Federal Information Processing Standards Publication (FIPS PUB) Number 201; and with the personal identity verification and investigations procedures contained in the following documents:

1.	HHS-OCIO Information Systems Security and Privacy Policy ( http://www.hhs.gov/ocio/policy/#Security)

2.	HHS HSPD-12 Policy Document, v. 2.0 ( http://www.whitehouse.gov/sites/default/files/omb/assets/omb/memoranda/fy2005/m05-24.pdf)

3.	Information regarding background checks/badges ( http://idbadge.nih.gov/background/index.asp)

Contract Number : HHSN272201300030C

c.
Position Sensitivity Levels:

This contract will entail the following position sensitivity levels:

☐Level 6: Public Trust - High Risk. Contractor/subcontractor employees assigned to Level 6 positions shall undergo a Suitability Determination and Background Investigation (MBI).

☐Level 5: Public Trust - Moderate Risk. Contractor/subcontractor employees assigned to Level 5 positions with no previous investigation and approval shall undergo a Suitability Determination and a Minimum Background Investigation (MBI), or a Limited Background Investigation (LBI).

☒ Level 1: Non-Sensitive. Contractor/subcontractor employees assigned to Level 1 positions shall undergo a Suitability Determination and National Check and Inquiry Investigation (NACI).

d.
The personnel investigation procedures for Contractor personnel require that the Contractor prepare and submit background check/investigation forms based on the type of investigation required. The minimum Government investigation for a non-sensitive position is a National Agency Check and Inquiries (NACI) with fingerprinting. More restricted positions - i.e., those above non-sensitive, require more extensive documentation and investigation.

The Contractor shall submit a roster, by name, position, e-mail address, phone number and responsibility, of all staff (including subcontractor staff) working under the contract who will develop, have the ability to access and/or maintain a Federal Information System(s). The roster shall be submitted to the Contracting Officer's Representative (COR), with a copy to the Contracting Officer, within 14 calendar days after the effective date of the contract. The Contracting Officer shall notify the Contractor of the appropriate level of suitability investigations to be performed. An electronic template, "Roster of Employees Requiring Suitability Investigations," is available for contractor use at: https://ocio.nih.gov/aboutus/publicinfosecurity/ acquisition/Documents/SuitabilityRoster 10-15-12.xlsx.

Upon receipt of the Government's notification of applicable Suitability Investigations required, the Contractor shall complete and submit the required forms within 30 days of the notification.

The Contractor shall notify the Contracting Officer in advance when any new personnel, who are subject to a background check/investigation, will work under the contract and if they have previously been the subject of national agency checks or background investigations.

All contractor and subcontractor employees shall comply with the conditions stablished for their designated position sensitivity level prior to performing any work under this contract.

Contractors may begin work after the fingerprint check has been completed.

e.
Investigations are expensive and may delay performance, regardless of the outcome of the investigation. Delays associated with rejections and consequent re-investigations may not be excusable in accordance with the FAR clause, Excusable Delays - see FAR 52.249-14. Accordingly, the Contractor shall ensure that any additional employees whose names it submits for work under this contract have a reasonable chance for approval.

f.
Typically, the Government investigates personnel at no cost to the Contractor. However, multiple investigations for the same position may, at the Contracting Officer's discretion, justify reduction(s) in the contract price of no more that the cost of the additional investigation(s).

g.
The Contractor shall include language similar to this "HHS Controlled Facilities and Information Systems Security" language in all subcontracts that require subcontractor personnel to have the same frequency and duration of (1) physical access to an HHS-controlled facility; (2) logical access to an HHS-controlled information system; (3) access to sensitive HHS data/information, whether in an HHS-controlled information system or in hard copy; or (4) any combination of circumstances (1) through (3).

Contract Number : HHSN272201300030C

h.	The Contractor shall direct inquiries, including requests for forms and assistance, to the Contracting Officer or designee.

i.
Within 7 calendar days after the Government's final acceptance of the work under this contract, or upon termination of the contract, the Contractor shall return all identification badges to the Contracting Officer or designee.

B. Security Requirements For Federal Information Technology Resources, HHSAR 352.239-72, (January 2010)

a.
Applicability. This clause applies whether the entire contract or order (hereafter "contract"), or portion thereof, includes information technology resources or services in which the Contractor has physical or logical (electronic) access to, or operates a Department of Health and Human Services (HHS) system containing, information that directly supports HHS' mission. The term "information technology (IT)", as used in this clause, includes computers, ancillary equipment (including imaging peripherals, input, output, and storage devices necessary for security and surveillance), peripheral equipment designed to be controlled by the central processing unit of a computer, software, firmware and similar procedures, services (including support services) and related resources. This clause does not apply to national security systems as defined in FISMA.

b.	Contractor responsibilities. The Contractor is responsible for the following:

1.	Protecting Federal information and Federal information systems in order to ensure their -

	a)	Integrity, which means guarding against improper information modification or destruction, and includes ensuring information non-repudiation and authenticity;

	b)	Confidentiality, which means preserving authorized restrictions on access and disclosure, including means for protecting personal privacy and proprietary information; and

	c)	Availability, which means ensuring timely and reliable access to and use of information.

2.	Providing security of any Contractor systems, and information contained therein, connected to an HHS network or operated by the Contractor, regardless of location, on behalf of HHS.

3.
Adopting, and implementing, at a minimum, the policies, procedures, controls and standards of the HHS Information Security Program to ensure the integrity, confidentiality, and availability of Federal information and Federal information systems for which the Contractor is responsible under this contract or to which it may otherwise have access under this contract. The HHS Information Security Program is outlined in the HHS Information Security Program Policy, which is available on the HHS Office of the Chief Information Officer's (OCIO) Web site.

c.
Contractor security deliverables. In accordance with the timeframes specified, the Contractor shall prepare and submit the following security documents to the Contracting Officer for review, comment, and acceptance:

1.
IT Security Plan (IT-SP) - due within 30 days after contract award. The IT-SP shall be consistent with, and further detail the approach to, IT security contained in the Contractor's bid or proposal that resulted in the award of this contract. The IT-SP shall describe the processes and procedures that the Contractor will follow to ensure appropriate security of IT resources that are developed, processed, or used under this contract. If the IT-SP only applies to a portion of the contract, the Contractor shall specify those parts of the contract to which the IT-SP applies.

Contract Number : HHSN272201300030C

a)
The Contractor's IT-SP shall comply with applicable Federal laws that include, but are not limited to, the Federal Information Security Management Act (FISMA) of 2002 (Title III of the E- Government Act of 2002, Public Law 107-347), and the following Federal and HHS policies and procedures:

i.  Office of Management and Budget (OMB) Circular A-130, Management of Federal Information Resources, Appendix III, Security of Federal Automation Information Resources.

ii. National Institutes of Standards and Technology (NIST) Special Publication (SP) 800-18, Guide for Developing Security Plans for Information Systems, in form and content, and with any pertinent contract Statement of Work/Performance Work Statement (SOW/ PWS) requirements. The IT-SP shall identify and document appropriate IT security controls consistent with the sensitivity of the information and the requirements of Federal Information Processing Standard (FIPS) 200, Recommend Security Controls for Federal Information Systems. The Contractor shall review and update the IT-SP in accordance with NIST SP 80026, Security Self-Assessment Guide for Information Technology Systems and FIPS 200, on an annual basis.

iii. HHS-OCIO Information Systems Security and Privacy Policy.

2.
IT Risk Assessment (IT-RA) - due within 30 days after contract award. The IT-RA shall be consistent, in form and content, with NIST SP 800-30, Risk Management Guide for Information Technology Systems, and any additions or augmentations described in the HHS-OCIO Information Systems Security and Privacy Policy. After resolution of any comments provided by the Government on the draft IT-RA, the Contracting Officer shall accept the IT-RA and incorporate the Contractor's final version into the contract for Contractor implementation and maintenance. The Contractor shall update the IT-RA on an annual basis.

3.
FIPS 199 Standards for Security Categorization of Federal Information and Information Systems Assessment (FIPS 199 Assessment) - due within 30 days after contract award. The FIPS 199 Assessment shall be consistent with the cited NIST standard. After resolution of any comments by the Government on the draft FIPS 199 Assessment, the Contracting Officer shall accept the FIPS 199 Assessment and incorporate the Contractor's final version into the contract.

4.
IT Security Certification and Accreditation (IT-SC&A) - due within 3 months after contract award. The Contractor shall submit written proof to the Contracting Officer that an IT-SC&A was performed for applicable information systems - see paragraph (a) of this clause. The Contractor shall perform the IT-SC&A in accordance with the HHS Chief Information Security Officer's Certification and Accreditation Checklist; NIST SP 800-37, Guide for the Security, Certification and Accreditation of Federal Information Systems; and NIST 800-53, Recommended Security Controls for Federal Information Systems. An authorized senior management official shall sign the draft IT-SC&A and provided it to the Contracting Officer for review, comment, and acceptance.

a)
After resolution of any comments provided by the Government on the draft IT SC&A, the Contracting Officer shall accept the IT-SC&A and incorporate the Contractor's final version into the contract as a compliance requirement.

b)
The Contractor shall also perform an annual security control assessment and provide to the Contracting Officer verification that the IT-SC&A remains valid. Evidence of a valid system accreditation includes written results of:

     i. Annual testing of the system contingency plan; and

     ii. The performance of security control testing and evaluation.

Contract Number : HHSN272201300030C

d.
Personal identity verification. The Contractor shall identify its employees with access to systems operated by the Contractor for HHS or connected to HHS systems and networks. The Contracting Officer's Representative (COR) shall identify, for those identified employees, position sensitivity levels that are commensurate with the responsibilities and risks associated with their assigned positions. The Contractor shall comply with the HSPD-12 requirements contained in "HHS-Controlled Facilities and Information Systems Security" requirements specified in the SOW/PWS of this contract.

e.
Contractor and subcontractor employee training. The Contractor shall ensure that its employees, and those of its subcontractors, performing under this contract complete HHS-furnished initial and refresher security and privacy education and awareness training before being granted access to systems operated by the Contractor on behalf of HHS or access to HHS systems and networks. The Contractor shall provide documentation to the COR evidencing that Contractor employees have completed the required training.

f.
Government access for IT inspection. The Contractor shall afford the Government access to the Contractor's and subcontractors' facilities, installations, operations, documentation, databases, and personnel used in performance of this contract to the extent required to carry out a program of IT inspection (to include vulnerability testing), investigation, and audit to safeguard against threats and hazards to the integrity, confidentiality, and availability, of HHS data or to the protection of information systems operated on behalf of HHS.

g.
Subcontracts. The Contractor shall incorporate the substance of this clause in all subcontracts that require protection of Federal information and Federal information systems as described in paragraph (a) of this clause, including those subcontracts that -

	a)	Have physical or electronic access to HHS' computer systems, networks, or IT infrastructure; or

	b)	Use information systems to generate, store, process, or exchange data with HHS or on behalf of HHS, regardless of whether the data resides on a HHS or the Contractor's information system.

h.
Contractor employment notice. The Contractor shall immediately notify the Contracting Officer when an employee either begins or terminates employment (or is no longer assigned to the HHS project under this contract), if that employee has, or had, access to HHS information systems or data.

i.	Document information. The Contractor shall contact the Contracting Officer for any documents, information, or forms necessary to comply with the requirements of this clause.

j.
Contractor responsibilities upon physical completion of the contract. The Contractor shall return all HHS information and IT resources provided to the Contractor during contract performance and certify that all HHS information has been purged from Contractor-owned systems used in contract performance.

k.	Failure to comply. Failure on the part of the Contractor or its subcontractors to comply with the terms of this clause shall be grounds for the Contracting Officer to terminate this contract.

(End of Clause)

Note: The NIST Special Publication SP-800-26 cited in subparagraph c.1.a.(ii) of this clause has been superseded by NIST SP 800-53A, "Guide for Assessing the Security Controls in Federal Information Systems and Organizations" for use for the assessment of security control effectiveness. See http://csrc.nist.gov/ publications/PubsSPs.html to access NIST Special Publications (800 Series).

Contract Number : HHSN272201300030C

C. Additional NIH Requirements

1. SECURITY CATEGORIZATION OF FEDERAL INFORMATION AND INFORMATION SYSTEMS (FIPS 199 Assessment)

a. Information Type:

   ☐ Administrative, Management and Support Information:

  ☒ Mission Based Information:

b.  Security Categories and Levels:

Confidentiality Level:	☒ Low	☐ Moderate	☐ High
Integrity Level:	☐ Low	☒ Moderate	☐ High
Availability Level:	☒ Low	☐ Moderate	☐ High

Overall Level:	☐Low	☒Moderate	☐High

c. In accordance with HHSAR Clause 352.239-72, the contractor shall submit a FIPS 199 Assessment within 30 days after contract award. Any differences between the contractor's assessment and the information contained herein, will be resolved, and if required, the contract will be modified to incorporate the final FIPS 199 Assessment.

2. INFORMATION SECURITY TRAINING

In addition to any training covered under paragraph (e) of HHSAR 352.239-72, the contractor shall comply with the below training:

a. Mandatory Training

i.
All Contractor employees having access to (1) Federal information or a Federal information system or (2) sensitive data/information as defined at HHSAR 304.1300(a) (4), shall complete the NIH Computer Security Awareness Training course at http:// irtsectraining.nih.gov/ before performing any work under this contract. Thereafter, Contractor employees having access to the information identified above shall complete an annual NIH-specified refresher course during the life of this contract. The Contractor shall also ensure subcontractor compliance with this training requirement.

ii.
The Contractor shall maintain a listing by name and title of each Contractor/Subcontractor employee working on this contract and having access of the kind in paragraph 1.a(1) above, who has completed the NIH required training. Any additional security training completed by the Contractor/Subcontractor staff shall be included on this listing. The list shall be provided to the COR and/or Contracting Officer upon request.

b. Role-based Training

HHS requires role-based training when responsibilities associated with a given role or position, could, upon execution, have the potential to adversely impact the security posture of one or more HHS systems. Read further guidance about "NIH Information Security Awareness and Training Policy," at: https://ocio.nih.gov/InfoSecurity/Policy/Documents/Final-InfoSecAwarenessTrainPol.doc.

The Contractor shall maintain a list of all information security training completed by each contractor/subcontractor employee working under this contract. The list shall be provided to the COR and/or Contracting Officer upon request.

Contract Number : HHSN272201300030C

c. Rules of Behavior

The Contractor shall ensure that all employees, including subcontractor employees, comply with the NIH Information Technology General Rules of Behavior ( https://ocio.nih.gov/InfoSecurity/  training/Pages/nihitrob.aspx), which are contained in the NIH Information Security Awareness Training Course http://irtsectraining.nih.gov.

3. PERSONNEL SECURITY RESPONSIBILITIES

In addition to any personnel security responsibilities covered under HHSAR 352.239-72, the contractor shall comply with the below personnel security responsibilities:

a.
In accordance with Paragraph (h) of HHSAR 352.239-72, the Contractor shall notify the Contracting officer and the COR within five working days before a new employee assumes a position that requires access to HHS information systems or data, or when an employee with such access stops working on this contract. The Government will initiate a background investigation on new employees assuming a position that requires access to HHS information systems or data, and will stop pending background investigations for employees that no longer work under the contract or no longer have such access.

b.
New contractor employees who have or will have access to HHS information systems or data: The Contractor shall provide the COR with the name, position title, email address, and phone number of all new contract employees working under the contract and provide the name, position title and position sensitivity level held by the former incumbent. If an employee is filling a new position, the Contractor shall provide a position description and the Government will determine the appropriate position sensitivity level.

c.
Departing contractor employees: The Contractor shall provide the COR with the name, position title, and position sensitivity level held by or pending for departing employees. The Contractor shall perform and document the actions identified in the Contractor Employee Separation Checklist
( https://ocio.nih.gov/aboutus/publicinfosecurity/acquisition/Documents/ Emp-sep-checklist.pdf) when a Contractor/subcontractor employee terminates work under this contract. All documentation shall be made available to the COR upon request.

d.	Commitment to Protect Non-Public Departmental Information and Data.

The Contractor, and any subcontractors performing under this contract, shall not release, publish, or disclose non-public Departmental information to unauthorized personnel, and shall protect such information in accordance with provisions of the following laws and any other pertinent laws and regulations governing the confidentiality of such information:

- 18 U.S.C. 641 (Criminal Code: Public Money, Property or Records)
- 18 U.S.C. 1905 (Criminal Code: Disclosure of Confidential Information)
- Public Law 96-511 (Paperwork Reduction Act)

Each employee, including subcontractors, having access to non-public Department information under this acquisition shall complete the "Commitment to Protect Non-Public Information - Contractor Employee Agreement" located at: https://ocio.nih.gov/aboutus/publicinfosecurity/ acquisition/Documents/Nondisclosure.pdf. A copy of each signed and witnessed Non- Disclosure agreement shall be submitted to the COR prior to performing any work under this acquisition.

Contract Number : HHSN272201300030C

ARTICLE H.13. ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY, HHSAR 352.239-73(b) (January 2010)

a.
Pursuant to Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d), as amended by the Workforce Investment Act of 1998, all electronic and information technology (EIT) products and services developed, acquired, maintained, or used under this contract/order must comply with the "Electronic and Information Technology Accessibility Provisions" set forth by the Architectural and Transportation Barriers Compliance Board (also referred to as the "Access Board") in 36 CFR part 1194. Information about Section 508 provisions is available at http://www.section508.gov/. The complete text of Section 508 Final provisions can be accessed at http://www.access-board.gov/sec508/standards.htm.

b.
The Section 508 standards applicable to this contract/order are identified in the Statement of Work. The contractor must provide a written Section 508 conformance certification due at the end of each contract/ order exceeding $100,000 when the contract/order duration is one year or less. If it is determined by the Government that EIT products and services provided by the Contractor do not conform to the described accessibility standards in the Product Assessment Template, remediation of the products or services to the level of conformance specified in the Contractor's Product Assessment Template will be the responsibility of the Contractor at its own expense.

c.
In the event of a modification(s) to this contract/order, which adds new EIT products or services or revises the type of, or specifications for, products or services the Contractor is to provide, including EIT deliverables such as electronic documents and reports, the Contracting Officer may require that the contractor submit a completed HHS Section 508 Product Assessment Template to assist the Government in determining that the EIT products or services support Section 508 accessibility standards. Instructions for documenting accessibility via the HHS Section 508 Product Assessment Template may be found on the HHS Web site ( http://www.hhs.gov/ web/508/contracting/technology/vendors.html).

[(End of HHSAR 352.239-73(b)]

d.
Prior to the Contracting Officer exercising an option for a subsequent performance period/additional quantity or adding funding for a subsequent performance period under this contract, as applicable, the Contractor must provide a Section 508 Annual Report to the Contracting Officer and Project Officer. Unless otherwise directed by the Contracting Officer in writing, the Contractor shall provide the cited report in accordance with the following schedule. Instructions for completing the report are available in the Section 508 policy on the HHS Office on Disability Web site under the heading Vendor Information and Documents. The Contractor's failure to submit a timely and properly completed report may jeopardize the Contracting Officer's exercising an option or adding funding, as applicable.

Schedule for Contractor Submission of Section 508 Annual Report:

    Submit with the Annual Technical Report.

[End of HHSAR 352.239-73(c)]

ARTICLE H.14. CONFIDENTIALITY OF INFORMATION

a.
Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b.
The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the
Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the "Disputes" clause.

Contract Number : HHSN272201300030C

c.
If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

d.	Confidential information, as defined in paragraph (a) of this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e.
Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor should obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

f.	Contracting Officer determinations will reflect the result of internal coordination with appropriate program and legal officials.

g.	The provisions of paragraph (d) of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.

The following information is covered by this article: TBD

ARTICLE H.15. INSTUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST

The Institution (includes any contractor, public or private, excluding a Federal agency) shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that Investigators (defined as the project director or principal Investigator and any other person, regardless of title or position, who is responsible for the design, conduct, or reporting of research funded under NIH contracts, or proposed for such funding, which may include, for example, collaborators or consultants) will not be biased by any Investigator financial conflicts of interest. 45 CFR Part 94 is available at the following Web site: : http://www.ecfr.gov/cgi-bin/text-idx?  c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51&idno=45

As required by 45 CFR Part 94, the Institution shall, at a minimum:

a.
Maintain an up-to-date, written, enforceable policy on financial conflicts of interest that complies with 45 CFR Part 94, inform each Investigator of the policy, the Investigator's reporting responsibilities regarding disclosure of significant financial interests, and the applicable regulation, and make such policy available via a publicly accessible Web site, or if none currently exist, available to any requestor within five business days of a request. A significant financial interest means a financial interest consisting of one or more of the following interests of the Investigator (and those of the Investigator's spouse and dependent children) that reasonably appears to be related to the Investigator's institutional responsibilities:

1.
With regard to any publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure and the value of any equity interest in the entity as of the date of disclosure, when aggregated, exceeds $5,000. Included are payments and equity interests;

2.
With regard to any non-publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure, when aggregated, exceeds $5,000, or when the Investigator (or the Investigator's spouse or dependent children) holds any equity interest; or

Contract Number : HHSN272201300030C

3. Intellectual property rights and interests, upon receipt of income related to such rights and interest. Significant financial interests do not include the following:

a)
Income from seminars, lectures, or teaching, and service on advisory or review panels for government agencies, Institutions of higher education, academic teaching hospitals, medical centers, or research institutes with an Institution of higher learning; and

b)	Income from investment vehicles, such as mutual funds and retirement accounts, as long as the Investigator does not directly control the investment decisions made in these vehicles.

b.
Require each Investigator to complete training regarding the Institution's financial conflicts of interest policy prior to engaging in research related to any NIH-funded contract and at least every four years. The Institution must take reasonable steps [see Part 94.4(c)] to ensure that investigators working as collaborators, consultants or subcontractors comply with the regulations.

c.	Designate an official(s) to solicit and review disclosures of significant financial interests from each Investigator who is planning to participate in, or is participating in, the NIH-funded research.

d.
Require that each Investigator who is planning to participate in the NIH-funded research disclose to the Institution's designated official(s) the Investigator's significant financial interest (and those of the Investigator's spouse and dependent children) no later than the date of submission of the Institution's proposal for NIH- funded research. Require that each Investigator who is participating in the NIH-funded research to submit an updated disclosure of significant financial interests at least annually, in accordance with the specific time period prescribed by the Institution during the period of the award as well as within thirty days of discovering or acquiring a new significant financial interest.

e.
Provide guidelines consistent with the regulations for the designated official(s) to determine whether an Investigator's significant financial interest is related to NIH-funded research and, if so related, whether the significant financial interest is a financial conflict of interest. An Investigator's significant financial interest is related to NIH-funded research when the Institution, thorough its designated official(s), reasonably determines that the significant financial interest: Could be affected by the NIH-funded research; or is in an entity whose financial interest could be affected by the research. A financial conflict of interest exists when the Institution, through its designated official(s), reasonably determines that the significant financial interest could directly and significantly affect the design, conduct, or reporting of the NIH-funded research.

f.
Take such actions as necessary to manage financial conflicts of interest, including any financial conflicts of a subcontractor Investigator. Management of an identified financial conflict of interest requires development and implementation of a management plan and, if necessary, a retrospective review and mitigation report pursuant to Part 94.5(a).

g.	Provide initial and ongoing FCOI reports to the Contracting Officer pursuant to Part 94.5(b).

h.
Maintain records relating to all Investigator disclosures of financial interests and the Institution's review of, and response to, such disclosures, and all actions under the Institution's policy or retrospective review, if applicable, for at least 3 years from the date of final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

i.	Establish adequate enforcement mechanisms and provide for employee sanctions or other administrative actions to ensure Investigator compliance as appropriate.

j.	Complete the certification in Section K - Representations, Certifications, and Other Statements of Offerors titled "Certification of Institutional Policy on Financial Conflicts of Interest".

Contract Number : HHSN272201300030C

If the failure of an Institution to comply with an Institution's financial conflicts of interest policy or a financial conflict of interest management plan appears to have biased the design, conduct, or reporting of the NIH-funded research, the Institution must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will consider the situation and, as necessary, take appropriate action or refer the matter to the Institution for further action, which may include directions to the Institution on how to maintain appropriate objectivity in the NIH- funded research project.

The Contracting Officer and/or HHS may inquire at any time before, during, or after award into any Investigator disclosure of financial interests, and the Institution's review of, and response to, such disclosure, regardless of whether the disclosure resulted in the Institution's determination of a financial conflict of interests.. The Contracting Officer may require submission of the records or review them on site. On the basis of this review of records or other information that may be available, the Contracting Officer may decide that a particular financial conflict of interest will bias the objectivity of the NIH-funded research to such an extent that further corrective action is needed or that the Institution has not managed the financial conflict of interest in accordance with Part 94.6(b). The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that NIH-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an Investigator with a financial conflict of interest that was not managed or reported by the Institution, the Institution shall require the Investigator involved to disclose the financial conflict of interest in each public presentation of the results of the research and to request an addendum to previously published presentations.

ARTICLE H.16. PUBLICATION AND PUBLICITY

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

"This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN272201300021C"

ARTICLE H.17. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

Contract Number : HHSN272201300030C

ARTICLE H.18. YEAR 2000 COMPLIANCE

In accordance with FAR 39.106, Information Technology acquired under this contract must be Year 2000 compliant as set forth in the following clause(s):

1. Service Involving the Use of Information Technology

YEAR 2000 COMPLIANCE—SERVICE INVOLVING THE USE OF INFORMATION TECHNOLOGY

The Contractor agrees that each item of hardware, software, and firmware used under this contract shall be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the Year 1999 and the Year 2000 and leap year calculations.

(End of Clause)

ARTICLE H.19. SHARING RESEARCH DATA

The data sharing plan submitted by the Contractor is acceptable. The Contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

The NIH endorses the sharing of final research data to serve health. This contract is expected to generate research data that must be shared with the public and other researchers. NIH's data sharing policy may be found at the following Web site:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.html

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule at http://www.hhs.gov/ocr/). The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

ARTICLE H.20. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (P.L. 101-391)

Pursuant to Public Law 101-391, no Federal funds may be used to sponsor or fund in whole or in part a meeting, convention, conference or training seminar that is conducted in, or that otherwise uses the rooms, facilities, or services of a place of public accommodation that do not meet the requirements of the fire prevention and control guidelines as described in the Public Law. This restriction applies to public accommodations both foreign and domestic.

Public accommodations that meet the requirements can be accessed at: http://www.usfa.fema.gov/hotel/index.htm.

ARTICLE H.21. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.22. USE OF FUNDS FOR CONFERENCES, MEETINGS AND FOOD

The Contractor shall not use contract funds (direct or indirect) to conduct meetings or conferences in performance of this contract without prior written Contracting Officer approval.

In addition, the use of contract funds to purchase food for meals, light refreshments, or beverages is expressly prohibited.

Contract Number : HHSN272201300030C

The following conferences and/or meetings have been approved by the Contracting Officer and are hereby authorized under this contract:

Contract Number : HHSN272201300030C

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically as follows: FAR Clauses at: https://www.acquisition.gov/far/. HHSAR Clauses at: http:// www.hhs.gov/policies/hhsar/subpart352.html.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR
CLAUSE NO.	DATE	TITLE
52.202-1	Jan 2012	Definitions (Over the Simplified Acquisition Threshold)
52.203-3	Apr 1984	Gratuities (Over the Simplified Acquisition Threshold)
52.203-5	Apr 1984	Covenant Against Contingent Fees (Over the Simplified Acquisition Threshold)
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over the Simplified Acquisition Threshold)
52.203-7	Oct 2010	Anti-Kickback Procedures (Over the Simplified Acquisition Threshold)
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions (Over $150,000)
52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper(Over the Simplified Acquisition Threshold)
52.204-10	Jul 2013	Reporting Executive Compensation and First-Tier Subcontract Awards ($25,000 or more)
52.204-13	Jul 2013	System for Award Management Maintenance
52.209-6	Aug 2013	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $30,000)
52.215-2	Oct 2010
Audit and Records - Negotiation [Note: Applies to ALL contracts funded in whole or in part with Recovery Act funds, regardless of dollar value, AND contracts over the Simplified Acquisition Threshold funded exclusively with non-Recovery Act funds.]

52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data (Over $700,000)
52.215-12	Oct 2010	Subcontractor Cost or Pricing Data (Over $700,000)
52.215-14	Oct 2010	Integrity of Unit Prices (Over the Simplified Acquisition Threshold)
52.215-15	Oct 2010	Pension Adjustments and Asset Reversions (Over $700,000)

Contract Number : HHSN272201300030C

FAR
CLAUSE NO.	DATE	TITLE
52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes
52.215-21	Oct 2010	Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data - Modifications
52.215-23	Oct 2009	Limitations on Pass-Through Charges (Over the Simplified Acquisition Threshold)
52.216-7	Jun 2013	Allowable Cost and Payment
52.216-8	Jun 2011	Fixed Fee
52.219-8	Jul 2013	Utilization of Small Business Concerns (Over the Simplified Acquisition Threshold)
52.219-9	Jul 2013	Small Business Subcontracting Plan (Over $650,000, $1.5 million for Construction)
52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $650,000, $1.5 million for Construction)
52.222-2	Jul 1990	Payment for Overtime Premium (Over the Simplified Acquisition Threshold) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
52.222-3	Jun 2003	Convict Labor
52.222-21	Feb 1999	Prohibition of Segregated Facilities
52.222-26	Mar 2007	Equal Opportunity
52.222-35	Sep 2010	Equal Opportunity for Veterans ($100,000 or more)
52.222-36	Oct 2010	Affirmative Action for Workers with Disabilities
52.222-37	Sep 2010	Employment Reports on Veterans ($100,000 or more)
52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act (Over the Simplified Acquisition Threshold)
52.222-50	Feb 2009	Combating Trafficking in Persons
52.222-54	Aug 2013	Employment Eligibility Verification (Over the Simplified Acquisition Threshold)
52.223-6	May 2001	Drug-Free Workplace
52.223-18	Aug 2011	Encouraging Contractor Policies to Ban Text Messaging While Driving
52.225-1	Feb 2009	Buy American Act - Supplies
52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
52.227-1	Dec 2007	Authorization and Consent, Alternate I (Apr 1984)
52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement
52.227-11	Dec 2007
Patent Rights - Ownership by the Contractor (Note: In accordance with FAR 27.303(b)(2), paragraph (e) is modified to include the requirements in FAR 27.303(b)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Dec 2007	Rights in Data - General
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-17	Oct 2010	Interest (Over the Simplified Acquisition Threshold)
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims

Contract Number : HHSN272201300030C

FAR
CLAUSE NO.	DATE	TITLE
52.232-25	Jul 2013	Prompt Payment, Alternate I (Feb 2002)
52.232-33	Jul 2013	Payment by Electronic Funds Transfer--System for Award Management
52.232-39	Jun 2013	Unenforceability of Unauthorized Obligations
52.233-1	Jul 2002	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	May 2001	Penalties for Unallowable Costs (Over $700,000)
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy (Over the Simplified Acquisition Threshold)
52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	Oct 2010	Subcontracts (Over the Simplified Acquisition Threshold), Alternate I (June 2007)
52.244-5	Dec 1996	Competition in Subcontracting (Over the Simplified Acquisition Threshold)
52.244-6	Jul 2013	Subcontracts for Commercial Items
52.245-1	Apr 2012	Government Property
52.245-9	Apr 2012	Use and Charges
52.246-23	Feb 1997	Limitation of Liability (Over the Simplified Acquisition Threshold)
52.249-6	May 2004	Termination (Cost-Reimbursement)
52.249-14	Apr 1984	Excusable Delays
52.253-1	Jan 1991	Computer Generated Forms

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR
CLAUSE NO.	DATE	TITLE
352.202-1	Jan 2006	Definitions - with Alternate paragraph (h) (Jan 2006)
352.203-70	Mar 2012	Anti-Lobbying
352.216-70	Jan 2006	Additional Cost Principles
352.222-70	Jan 2010	Contractor Cooperation in Equal Employment Opportunity Investigations
352.227-70	Jan 2006	Publications and Publicity
352.228-7	Dec 1991	Insurance - Liability to Third Persons
352.233-71	Jan 2006	Litigation and Claims
352.242-70	Jan 2006	Key Personnel
352.242-73	Jan 2006	Withholding of Contract Payments
352.242-74	Apr 1984	Final Decisions on Audit Findings

[End of GENERAL CLAUSES FOR A NEGOTIATED COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT- Rev. 08/2013].

Contract Number : HHSN272201300030C

ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

a.
FAR Clauses 52.215-15, Pension Adjustments and Asset Reversions (October 2010); 52.215-18, Reversion or Adjustment of Plans for Post Retirement Benefits (PRB) Other Than Pensions (July 2005); and, 52.215-19, Notification of Ownership Changes (October 1997), are deleted in their entirety.

b.	Alternate IV (October 2010) of FAR Clause 52.215-21, Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data—Modifications (October 2010) is added.

ARTICLE I.3. Additional Contract Clauses

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a.  FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1. FAR Clause 52.203-13, Contractor Code of Business Ethics and Conduct (April 2010).

2.  FAR Clause 52.203-14, Display of Hotline Poster(s) (December 2007).

"..... (3) Any required posters may be obtained as follows:

3. FAR Clause 52.210-1, Market Research (April 2011).

4. FAR Clause 52.215-17, Waiver of Facilities Capital Cost of Money (October 1997).

5. FAR Clause 52.217-7, Option for Increased Quantity - Separately Priced Line Item

(March 1989). "....The Contracting Officer may exercise the option by written notice to the Contractor within 30 days.

6.	FAR Clause 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (January 2011).

"(c) Waiver of evaluation preference

☐Offeror elects to waive the evaluation preference."

7.	FAR Clause 52.219-25, Small Disadvantaged Business Participation Program— Disadvantaged Status and Reporting (December 2010).

8.	FAR Clause 52.219-28, Post-Award Small Business Program Rerepresentation (April 2012).

9.	Alternate I (December 2007), FAR Clause 52.227-14, Rights in Data—General (December 2007).

10.	Alternate II (December 2007), FAR Clause 52.227-14, Rights in Data—General (December 2007). Additional purposes for which the limited rights data may be used are: TBD

Contract Number : HHSN272201300030C

11.	FAR Clause 52.227-16, Additional Data Requirements (June 1987).

12.	FAR Clause 52.242-3, Penalties for Unallowable Costs (May 2001).

13.	FAR Clause 52.247-64, Preference for Privately Owned U.S. Flag Commercial Vessels (February 2006).

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

1.
HHSAR Clause 352.231-70, Salary Rate Limitation (August 2012).

Note:  P.L. 112-74 sets forth the Salary Rate Limitation at the Executive Level II Rate, effective December 23, 2011. See the following Web site for Executive Schedule rates of pay:
http://www.opm.gov/oca/ . (For current year rates, click on Salaries and Wages/Executive Schedule/Rates of Pay for the Executive Schedule. For prior year rates, click on Salaries and Wages/select Another Year at the top of the page/Executive Schedule/Rates of Pay for the Executive Schedule. Rates are effective January 1 of each calendar year unless otherwise noted.)

2.	HHSAR Clause 352.233-70, Choice of Law (Overseas) (October 2009).

3.	HHSAR Clause 352.270-1, Accessibility of Meetings, Conferences and Seminars to Persons with Disabilities (January 2001).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1.  FAR Clause 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (February 2012)

a)
The Contractor shall update the information in the Federal Awardee Performance and Integrity Information System (FAPIIS) on a semi-annual basis, throughout the life of the contract, by posting the required information in the Central Contractor Registration database at https://www.acquisition.gov.

b)
As required by section 3010 of the Supplemental Appropriations Act, 2010 (Pub. L. 111212), all information posted in FAPIIS on or after April 15, 2011, except past performance reviews, will be publicly available. FAPIIS consists of two segments—

1. The non-public segment, into which Government officials and the Contractor post information, which can only be viewed by—

i.	Government personnel and authorized users performing business on behalf of the Government; or

ii.	The Contractor, when viewing data on itself; and

2. The publicly-available segment, to which all data in the non-public segment of FAPIIS is automatically transferred after a waiting period of 14 calendar days, except for—

i. Past performance reviews required by subpart 42.15;

Contract Number : HHSN272201300030C

ii.	Information that was entered prior to April 15, 2011; or

iii.	Information that is withdrawn during the 14-calendar-day waiting period by the Government official who posted it in accordance with paragraph (c)(1) of this clause.

c. The Contractor will receive notification when the Government posts new information to the Contractor's record.

1.
If the Contractor asserts in writing within 7 calendar days, to the Government official who posted the information, that some of the information posted to the nonpublic segment of FAPIIS is covered by a disclosure exemption under the Freedom of Information Act, the Government official who posted the information must within 7 calendar days remove the posting from FAPIIS and resolve the issue in accordance with agency Freedom of Information procedures, prior to reposting the releasable information. The contractor must cite 52.209-9 and request removal within 7 calendar days of the posting to FAPIIS.

2.
The Contractor will also have an opportunity to post comments regarding information that has been posted by the Government. The comments will be retained as long as the associated information is retained, i.e., for a total period of 6 years. Contractor comments will remain a part of the record unless the Contractor revises them.

3.	As required by section 3010 of Pub. L. 111-212, all information posted in FAPIIS on or after April 15, 2011, except past performance reviews, will be publicly available.

d.
Public requests for system information posted prior to April 15, 2011, will be handled under Freedom of Information Act procedures, including, where appropriate, procedures promulgated under E.O. 12600.

(End of clause)

2. FAR Clause 52.217-9, Option to Extend the Term of the Contract (March 2000).

a.
The Government may extend the term of this contract by written notice to the Contractor within 30 days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

b.	If the Government exercises this option, the extended contract shall be considered to include this option clause.

c.	The total duration of this contract, including the exercise of any options under this clause, shall not exceed 3 YEARS.

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

THERE ARE NO APPLICABLE CLAUSES IN THIS SECTION.

Contract Number : HHSN272201300030C

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1. Statement of Work, dated 7/5/2013, 6 pages.

2.Delivery Schedule, Reporting Requirements and Deliverables

3. Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost- Reimbursement Type Contracts, NIH(RC)-4, (8/12), 6 pages.

4. Disclosure of Lobbying Activities, SF-LLL, dated 7/97, 2 pages.

5. Commitment To Protect Non-Public Information, 1 page. Located at: https://ocio.nih.gov/aboutus/publicinfosecurity/acquisition/Documents/Nondisclosure.pdf

6. Roster of Employees Requiring Suitability Investigations, 1 page.

Excel file located at:

https://ocio.nih.gov/aboutus/publicinfosecurity/acquisition/Documents/SuitabilityRoster 10-15-12.xlsx

7.Employee Separation Checklist, 1 page. Fillable PDF format located at: https://ocio.nih.gov/aboutus/publicinfosecurity/acquisition/Documents/Emp-sep-checklist.pdf

Contract Number : HHSN272201300030C

PART IV - REPRESENTATIONS AND INSTRUCTIONS SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1.
Annual Representations and Certifications completed and located in the Online Representations and Certifications Application (ORCA) at The System for Acquisition Mangement (SAM) website ( http:// www.sam.gov). [This includes the changes identified in paragraph (b) of the FAR provision 52.204-8, Annual Representations and Certifications, contained in the Contractor's proposal.]

2.	NIH Representations & Certifications, dated 11/21/2010

5.	Animal Welfare Assurance Number for[*****]

END of the SCHEDULE

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.